UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

__________

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2014, Premier Exhibitions, Inc. (the “Company”) entered into a Secured Promissory Note and Guarantee with each of two affiliates of Pentwater Capital Management LP.  Together the Notes provide for a loan to the Company in the aggregate amount of $8.0 million.  The Notes provide for the payment by the Company of interest on a monthly basis at the rate of 12% per annum, and the Notes mature on March 31, 2015.  The Notes require the Company to pay a closing fee to the Pentwater affiliates in the aggregate amount of 3% of the loan amount and the fees and expenses incurred by the Pentwater affiliates in connection with the negotiation and execution of the Notes.

The Notes include customary events of default, and also include events of default relating to the preservation of the Titanic assets and maintaining Samuel S. Weiser as an employee of the Company.  The Notes also require the Company to maintain minimum unrestricted liquidity of $2.0 million.  Upon the occurrence of an event of default, the Company must pay default interest at the base rate plus 3%, and the Pentwater affiliates may declare all amounts outstanding under the Notes to be immediately due and payable.

The Company may prepay the Notes at any time, at 102% of the face amount during the first three months of the term and 100% of the face amount during the second three months of the term.  The Company must prepay the note at 102% of the face amount upon a change of control, which would occur upon a change in ownership of 35% of the outstanding shares of the Company or any transfer of any shares of RMS Titanic, Inc.

The Notes are guaranteed by each of RMS Titanic, Inc., Premier Exhibition Management LLC, Arts and Exhibitions International LLC, and Premier Merchandising, LLC, all of which are subsidiaries of the Company.

The Notes are secured by substantially all of the assets of the Company and the subsidiary guarantors, including the stock of each of the subsidiary guarantors.  The security interest does not apply to the Titanic assets held by RMS Titanic, Inc., but applies to all revenues, contracts and agreements lawfully arising out of the Titanic assets.

The lenders’ exercise of rights and remedies with respect to the stock of RMS Titanic, Inc. and any revenues, contracts and agreements lawfully arising out of the Titanic assets are expressly governed by and subject to the terms and conditions of the applicable court orders governing the ownership of the Titanic assets by RMS Titanic, Inc., which include (i) the Opinion issued by the United States District Court for the Eastern District of Virginia with respect to Action No. 2:93cv902, dated as of August 12, 2010; (ii) the Order issued by the United State District Court for the Eastern District of Virginia with respect to Action No. 2:93cv902, dated as of August 15, 2011; (iii) the Revised Covenants and Conditions for the Future Disposition of Objects Recovered from the R.M.S. Titanic by RMS Titanic, Inc. pursuant to an in specie salvage award granted by the United States District Court for the Eastern District of Virginia, dated as of August 15, 2011; and (iv) the Process Verbal, issued on October 12, 1993 by the Maritime Affairs Administrator for the Ministry of Equipment Transportation and Tourism, French Republic to Titanic Ventures Limited Partnership, together with the letter of intent of Titanic Ventures Limited Partnership dated September 22, 1993.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Notes, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is hereby incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on August 28, 2014, the Company appointed Samuel S. Weiser as the Executive Chairman of the Company.  On September 30, 2014, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Weiser with respect to his service as Executive Chairman.  Pursuant to the Agreement, Mr. Weiser will be paid a salary of $30,000 per month, and his remaining monthly severance payments under his Separation Agreement and Release with the Company, dated June 20, 2014, will be suspended during his service as the Company’s Executive Chairman.  With respect to medical and dental insurance coverage, during Mr. Weiser’s service as the Company’s Executive Chairman, he may elect to either continue to receive health care reimbursement payments under his Separation Agreement and Release with the Company and maintain private medical and dental insurance coverage at his own cost or obtain coverage under the Company’s medical and dental insurance plans paid by the Company, in each case subject to the requirements of applicable law and the terms of the Company’s health insurance plans.  Mr. Weiser has waived all compensation as a member of the Board of Directors during his service as Executive Chairman.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Secured Promissory Note and Guarantee, dated September 30, 2014, issued by Premier Exhibitions, Inc. in favor of Pentwater Credit Opportunities Master Fund Ltd.
10.2	Secured Promissory Note and Guarantee, dated September 30, 2014, issued by Premier Exhibitions, Inc. in favor of PWCM Master Fund Ltd.
10.3	Employment Agreement, dated September 30, 2014, by and between Premier Exhibitions, Inc. and Samuel S. Weiser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Samuel S. Weiser
Samuel S. Weiser Executive Chairman

Date: October 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Secured Promissory Note and Guarantee, dated September 30, 2014, issued by Premier Exhibitions, Inc. in favor of Pentwater Credit Opportunities Master Fund Ltd.
10.2	Secured Promissory Note and Guarantee, dated September 30, 2014, issued by Premier Exhibitions, Inc. in favor of PWCM Master Fund Ltd.
10.3	Employment Agreement, dated September 30, 2014, by and between Premier Exhibitions, Inc. and Samuel S. Weiser.